CHENIERE ENERGY, INC. March 2018 CHENIERE ENERGY, INC. NYSE American: LNG CORPORATE PRESENTATION May 2018

Safe Harbor Statements Forward-Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical or present facts or conditions, included or incorporated by reference herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things: • statements regarding the ability of Cheniere Energy Partners, L.P. to pay distributions to its unitholders or Cheniere Energy Partners LP Holdings, LLC or Cheniere Energy, Inc. to pay dividends to its shareholders or participate in share or unit buybacks; • statements regarding Cheniere Energy, Inc.’s, Cheniere Energy Partners LP Holdings, LLC’s or Cheniere Energy Partners, L.P.’s expected receipt of cash distributions from their respective subsidiaries; • statements that Cheniere Energy Partners, L.P. expects to commence or complete construction of its proposed liquefied natural gas (“LNG”) terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions or portions thereof, by certain dates or at all; • statements that Cheniere Energy, Inc. expects to commence or complete construction of its proposed LNG terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions or portions then of, by certain dates or at all; • statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide, or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure, or demand for and prices related to natural gas, LNG or other hydrocarbon products; • statements regarding any financing transactions or arrangements, or ability to enter into such transactions; • statements relating to the construction of our proposed liquefaction facilities and natural gas liquefaction trains (“Trains”) and the construction of the Corpus Christi Pipeline, including statements concerning the engagement of any engineering, procurement and construction ("EPC") contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto; • statements regarding any agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, natural gas, liquefaction or storage capacities that are, or may become, subject to contracts; • statements regarding counterparties to our commercial contracts, construction contracts and other contracts; • statements regarding our planned development and construction of additional Trains or pipelines, including the financing of such Trains or pipelines; • statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities; • statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections or objectives, including anticipated revenues, capital expenditures, maintenance and operating costs, run-rate SG&A estimates, cash flows, EBITDA, Adjusted EBITDA, distributable cash flow, distributable cash flow per share and unit, deconsolidated debt outstanding, and deconsolidated contracted EBITDA, any or all of which are subject to change; • statements regarding projections of revenues, expenses, earnings or losses, working capital or other financial items; • statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions; • statements regarding our anticipated LNG and natural gas marketing activities; and • any other statements that relate to non-historical or future information. These forward-looking statements are often identified by the use of terms and phrases such as “achieve,” “anticipate,” “believe,” “contemplate,” “develop,” “estimate,” “example,” “expect,” “forecast,” “goals,” ”guidance,” “opportunities,” “plan,” “potential,” “project,” “propose,” “subject to,” “strategy,” “target,” and similar terms and phrases, or by use of future tense. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” in the Cheniere Energy, Inc., Cheniere Energy Partners, L.P. and Cheniere Energy Partners LP Holdings, LLC Annual Reports on Form 10-K filed with the SEC on February 21, 2018, which are incorporated by reference into this presentation. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these ”Risk Factors.” These forward-looking statements are made as of the date of this presentation, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise. Reconciliation to U.S. GAAP Financial Information The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, as amended. Schedules are included in the appendix hereto that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. 2

SPL Project CHENIERE OVERVIEW COMPANY OVERVIEW

Cheniere Investment Thesis . Full-service LNG offering, including gas procurement, transportation, liquefaction, and shipping enables flexible solutions tailored to customer needs . Positioned as premier LNG provider, with a proven track record and low-cost advantage through capacity expansion at existing sites . Liquefaction platform offers excellent visibility for long-term cash flows • Long-term “take-or-pay” style commercial agreements with creditworthy counterparties for approximately 85% to 95% of the expected aggregate adjusted production capacity under construction or completed • Competitive cost of production, with approximately 100 years of natural gas reserves in U.S.(1) and 800 Tcf of North American natural gas producible below $3.00/MMBtu . Opportunities for future cash flow growth at attractive returns • Uncontracted incremental production available to our integrated marketing function • Construction of additional LNG trains • Corpus Christi T3 commercialized, fully permitted, and in process of financing – FID expected imminently • Sabine Pass T6 fully permitted and being commercialized • Significant expansion opportunities at both sites leveraging infrastructure and expertise . Supply/demand fundamentals support continued LNG demand growth worldwide • Approximately 25% increase in global natural gas demand forecast by 2030 • Global LNG trade grew 9.9% in 2017 to 289.8 mtpa with 40 countries and regions importing LNG in 2017 (1 new importing country and 5 new LNG regasification terminals) • Estimated LNG demand growth of more than 200 mtpa to 491 mtpa in 2030 . Investments in additional infrastructure along the LNG value chain Source: Cheniere Research, EIA, Cheniere interpretation of Wood Mackenzie data (Q1 2018), IHS, GIIGNL (1) Based on EIA’s estimate for 2016 total annual natural gas demand 4

Cheniere's Expansive Footprint



Sabine Pass Liquefaction Project (SPL Project)

Four trains operating, and one under construction (22.5 mtpa[1] total)

Contracts with 4 long-term buyers commenced

Approximately 350 destination-flexible cargoes exported since start-up

LNG from Sabine Pass has been delivered to 26 countries and regions

Train 6 is fully permitted and being commercialized (4.5 mtpa[1])

Additional infrastructure for further competitive expansion



Corpus Christi Liquefaction Project (CCL Project)

First greenfield LNG export facility in the U.S. Lower-48

Two trains under construction (9 mtpa[1] total) – 85.7% project completion as of March 2018

- First LNG production expected as early as late 2018 for Train 1

Train 3 is commercialized with FID expected imminently

Initiated regulatory approval process for 7 midscale liquefaction trains (~9.5 mtpa total)

Additional infrastructure for further competitive expansion


CHENIERE

Domestic Pipelines and Legacy Assets

Extensive pipeline transport contracts have enabled access to natural gas production from 22 states and Canada

Creole Trail Pipeline – 94 mile pipeline to deliver over 1.5 Bcf/d to SPL

Corpus Christi Pipeline – 23 mile pipeline to deliver ~2.25 Bcf/d to CCL

MIDSHIP Pipeline – proposed 199 mile pipeline to provide access to low-cost natural gas in SCOOP / STACK (pending FERC approval)

Sabine Pass LNG terminal – legacy regasification assets, including 16.9 Bcf LNG tank storage and other infrastructure now used by SPL



Global Corporate Footprint to Facilitate Growth

Over 1,000 employees spread across 7 offices and 2 project sites in 6 different countries

Office locations include Houston, Washington, D.C., London, Beijing, Tokyo, Santiago and Singapore

- Beijing office opened in 2017 to supplement regional presence and facilitate more direct communications with potential LNG buyers in China

(1) Each Train is expected to have a nominal production capacity, prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of LNG and an adjusted nominal production capacity of approximately 4.3-4.6 mtpa of LNG.

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CHENIERE

Robust LNG Market Reinforces Positive Outlook for Cheniere

LNG Market Fundamentals

- LNG demand growth continues to outpace incremental supply
- China remains largest contributor to demand growth
  - ~40% of supply growth in 2017
  - >50% of supply growth in 1Q 2018
- Other key growth markets: South Korea, India, Pakistan, Taiwan

Supportive Shipping Market

- Vessel day rates ~50% of peak winter pricing
- New-build economics improving, significant advances in technology increasing vessel efficiency
- Significant cooperation with and support from Panama Canal Authority for LNG transits

Strong Commodity Pricing

- 1Q 2018 LNG pricing more than 20% higher than 1Q 2017
- Current LNG spot market pricing ~40% higher than prior year (1)
- Current Brent pricing more than 40% higher than prior year (2)
  - Supports strong LNG pricing
  - Incentivizes domestic gas production



6

(1) Composite of NBP, TTF, and DES Japan contract pricing for June 2018 delivery.
(2) Brent June contract

CHENIERE

Continuing Our Successful Execution Track Record  Four Trains brought online in 17 months safely, on time,  Successful sale and delivery of portfolio volumes and and on budget capture of optimization opportunities  Over 14 million tonnes of LNG produced at Sabine Pass in  Raised $5.9B across the structure in 2017 as part of 2017 – 5% of global supply long-term balance sheet management strategy to align  Approximately 350 cumulative cargoes exported debt maturities and EBITDA   Commercialized Corpus Christi Train 3 Building operational best practices to increase LNG production on reliability and efficiency, including  Reached Date of First Commercial Delivery (DFCD) under bottleneck identification and mitigation strategy SPAs(1) for the four Trains in operation at Sabine Pass ($ billions) Strong financial results driven by the $2.5 start-up of liquefaction operations, with line of sight to additional increases $2.3 as remaining Trains are completed $1.8 $0.2 and SPAs commence 2016 Consolidated 2017 Consolidated 2018 Consolidated Adjusted Adjusted EBITDA Adjusted EBITDA EBITDA Guidance Note: Consolidated Adjusted EBITDA is a non-GAAP measure. A reconciliation to Net income(loss) attributable to common stockholders, the most comparable U.S. GAAP measure, is included in the appendix. (1) DFCD for Trains 1 through 4 for the primary SPA for each Train. 7

Sabine Pass Cargo Destinations Approximately 350 Cargoes (~1,250 TBtu) Exported from Sabine Pass Since Startup Delivered to 26 Countries and Regions Across the Globe London, U.K. Poland, Lithuania, Netherlands, United Kingdom Japan, Washington, DC Portugal, South Korea Spain Italy, Malta, Beijing, China Egypt, Turkey, Tokyo, Japan Houston, TX Jordan China, Dominican Taiwan Republic Kuwait, Mexico Colombia UAE, Pakistan India, Thailand Singapore Sabine Pass Exports by Destination Region million tonnes cargo count 5 70 Asia Latin America Europe MENA 60 4 Brazil 50 Santiago, Chile 3 40 Cheniere LNG Facility 2 30 Cheniere Office Chile 20 1 Cargo Delivery Destination 10 Argentina 0 0 Sources: Cheniere Research, Kpler Note: Cumulative cargoes and volumes as of April 30, 2018. MENA – Middle East & North Africa Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 8

Market Leading Position Along the Value Chain

Safe, Reliable, and Efficient Production of LNG



GAS SUPPLY

Ensure reliable gas delivery to Cheniere's LNG facilities

Cheniere is the largest physical natural gas consumer in the U.S.

7-train platform forecast to make Cheniere 2 to 3 times the next largest consumer of natural gas

Capacity holder on most Gulf Coast interstate pipelines and the largest shipper on CTPL, Transco, KMLP

Over 1,350 TBtu nominated to SPL Project since start-up, with 99.9% scheduling efficiency



COMMERCIAL OPERATIONS & ASSET OPTIMIZATION

Optimize and monetize excess cargoes and deliver to foundation customers

Loaded over 200 vessels in 2017

Cheniere Marketing delivered over 110 cargoes from Sabine Pass by end of 1Q 2018

Chartered ~80 LNG tankers since startup, with a max of 25 in winter 2017/2018

Cheniere Marketing's portfolio would make it a top 15 LNG market player stand-alone



ORIGINATION

Continue to deliver term contracts to underwrite new capacity

Firm portfolio volumes used to structure term deals to enable long-term growth

Team has executed almost 30 mtpa of term offtake commitments

- Long-term SPAs totaling 1.2 mtpa signed with a subsidiary of CNPC in February 2018
- Long-term SPA for 1mtpa signed with Trafigura Pte Ltd in January 2018



BUSINESS DEVELOPMENT

Invest along the LNG value chain upstream and downstream of liquefaction

Enhance and support integrated LNG value chain

Strategic project with proposed MIDSHIP pipeline to access SCOOP and STACK

Develop downstream markets to locate demand source for incremental liquefaction

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CHENIERE

Cheniere Corporate Structure Cheniere Energy, Inc. (CEI) (NYSE American: LNG) Cheniere Energy Partners CQP GP Cheniere Marketing, LLC Cheniere CCH LP Holdings, LLC (& IDRs) (CMI) Holdco II, LLC (NYSE American: CQH) Cheniere Energy Partners, Cheniere CCH L.P. Holdco I, LLC (NYSE American: CQP) Cheniere Creole Trail Sabine Pass Sabine Pass LNG, L.P. Cheniere Corpus Christi Pipeline, L.P. Liquefaction, LLC (SPLNG) Holdings, LLC (CCH) (CTPL) (SPL) Publicly Traded Entity Corpus Christi Cheniere Corpus Christi Liquefaction, LLC Pipeline, L.P. / GP, LLC Operating Entity (CCL) (CCPL) Non-Operating Entity Note: This organizational chart is provided for illustrative purposes only, is not and does not purport to be a complete organizational chart of Cheniere. 10

Existing LNG Platform Creates Advantages for Growth

Construction

- Significant infrastructure investment at Corpus Christi and Sabine Pass sites
  - Site preparation
  - Utilities
  - Storage
  - Marine
- Expansion opportunities at very competitive investment: estimated ~$600/ton(1)
- Positioning both sites for future growth

Operations

- Ability to scale quickly and effectively
- Scale helps improve operating margin
- Operating expense associated with expansion trains ~30% of initial train
  - $60 - $70mm/year of savings moving from T1 to each incremental train
- Leverage existing gas procurement infrastructure and early mover advantage

Finance

- Lower capitalized financing costs
  - Initial Interest during Construction and Financing Fees are projected to be ~$200/ton; not required for initial expansion
  - Funding from internally-generated cash flows significantly reduces these costs and leverage metrics
- Highly visible and significant cash flows provide financing flexibility

Commercial

- Expected excess capacity across platform allows LNG deliveries now through integrated marketing function
- Conditions precedent flexibility – portfolio sales
- Tenor flexibility – short, medium, long term
- Counterparty credit flexibility based on price & payment terms

(1) Includes EPC and owner's cost.

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CHENIERE

SPL Project, Train 5 CHENIERE OVERVIEW LIQUEFACTION PROJECTS UPDATE

Sabine Pass Liquefaction Project Liquefaction Trains 1-5: Fully Contracted . Trains 1 through 4 are complete and in operation – on budget and ahead of schedule Train 5 . Under Construction Train 5 is 89.3% complete overall and has a target in-service date of 1H 2019 Growth . Train 6 is fully permitted - FID upon obtaining commercial contracts, EPC contract, and financing . Land position enables significant LNG capacity expansion opportunities beyond 6 trains Train 6 Fully Permitted Trains 1 - 4 In Operation Project Schedule … 2014 2015 2016 2017 2018 2019 2020 2021 Train 1 Stage 1 Stage Train 2 Train 3 Existing Operational Facility Stage 2 Stage Train 4 Train 5 Jun 2019 Stage 3 Stage Current Completion Substantial Completion DFCD Guaranteed Schedule DFCD Window Progress Schedule Achieved Achieved Note: Based on Guaranteed Substantial Completion Dates per EPC contract. Construction percentages complete as of March 31, 2018. 13

Corpus Christi LNG Terminal CCL Project Stage 1 Train 3 FID Expected Imminently . Trains 1 and 2 are 85.7% complete overall and have target in-service dates of 1H 2019 and 2H 2019, respectively CCL Project Stage 2 . Train 3 early groundwork, engineering and procurement in process under LNTP . Commercialized, in process of financing – anticipate FID imminently Additional Growth . Initiated regulatory process for 7 midscale trains (total capacity 9.5 mtpa) . Land position enables significant LNG capacity expansion Trains 1 & 2 Under Construction Project Schedule … 2014 2015 2016 2017 2018 2019 2020 2021 Train 1 1H 2019 Stage 1 Stage Train 2 2H 2019 Train 3 Stage 2 Stage Guaranteed Schedule DFCD Window Opens(1) Current Completion Schedule Progress Note: Based on Guaranteed Substantial Completion Dates per EPC contract. Construction percentages complete as of March 31, 2018. (1) DFCD first window period varies by SPA. 14

Cheniere Liquefaction Projects at a Glance

	 Sabine Pass Liquefaction Project	 Corpus Christi Liquefaction Project
Liquefaction Technology	ConocoPhillips	ConocoPhillips
EPC Contractor	Bechtel	Bechtel
Financial Partner	Blackstone	EIG Global Energy Partners
Creditworthy SPA Counterparties	Shell, gasNatural fenosa, KOGAS, centrica, GAIL, Total	Pertamina, Endesa, Iberdrola, gasNatural fenosa, Woodside, EDF, edp, Trafigura, CNPC
Maintenance Contract Servicer	GE	GE
Total Mtpa(1) Under Construction or Operating	22.5	9.0
Firm Pipeline Capacity	Cheniere, Kinder Morgan, Williams	Cheniere, Kinder Morgan, Williams

Note: SPA counterparties include counterparties to contracts anticipated to provide commercial support for Train 3 of the CCL Project, which is expected to reach Final Investment Decision imminently and is not included in total mtpa under construction or operating. *SPL's firm pipeline capacity includes Creole Trail, NGPL, Transco, and Kinder Morgan LA; CCL's firm pipeline* capacity includes Corpus Christi Pipeline, MIDSHIP Pipeline, TGP, NGPL, Transco, and KM Tejas.

(1) Each Train is expected to have a nominal production capacity, prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of LNG and an adjusted nominal production capacity of approximately 4.3-4.6 mtpa of LNG. Please see the appendix for more detail on adjusted nominal capacity.

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CHENIERE

CHENIERE OVERVIEW LNG MARKET OUTLOOK

Supply Growth Cleared By Strong Asian Demand 2018 Incremental Global LNG Supply & Demand YTD JKM and HH Prices as Percentage of JCC (through end-March 2018) 20% LNG Demand LNG Supply 18% 10 mtpa 16% (0.4) 0.5 14% JKM 9.1 (0.9) 12% 8 10% (1.0) 7.1 8% 6% 4% Asian LNG demand outpaced LNG supply growth Other 6 during the first quarter, reflecting tight balances 2% HH 0% Europe’s robust winter demand from the south J F M A M J J A S O N D has waned, but record low storage inventories 2016 2017 2018 should increase injection demand and drive growth U.S. 4 2016 2017 2018 in LNG imports in the coming months MENA demand continues to shrink as Egypt boosts gas production 2 Latin America’s demand is up year-over-year led Despite 10% YoY Growth, Australia US LNG Growth Helped by increased imports from Mexico and Brazil during Spot Market Sustained the quarter Maintain Competitiveness Levels Close to Oil Parity of LNG Globally 0 Throughout Winter Asia Americas NW Europe Europe (ex- MENA LNG Supply NW) Source: Kpler, Cheniere Research 17

U.S. Continues to Satisfy the Call on LNG in Asia Quarterly YoY LNG Import Leaders China’s Top 5 LNG Suppliers (Incremental Q1 2018 vs Q1 2017) (1Q 2018) 6 mtpa Asia Continues to be the 4.9 5 6 mtpq Main Driver of Global 4 Q1 2017 LNG Demand Growth 3 Q1 2018 1.8 2 1.2 5 1 0.6 0.5 0 -1 (0.3) (0.3) (0.4) (0.7) (1.0) -2 4 China South India Pakistan Taiwan France Greece United Spain Egypt JKT Markets, India, and Korea Kingdom Pakistan Were Also Up China Quarterly Imports By Source YoY 3 14 United States 12 Other Qatar CAGR: 34% 10 Australia 2 8 6 United States Became 1 China’s Third Largest 4 Supplier 2 0 0 Q1 2015 Q1 2016 Q1 2017 Q1 2018 Australia Qatar USA Malaysia Indonesia Source: Kpler, Cheniere Research 18

Operating Capabilities Key to Project Success

Cheniere is Now the Largest Consumer of Natural Gas in the U.S.

High Growth and Reliable Operations Require Complex Daily Operations

Cheniere Projected to be Second Largest LNG Operating Company in 2020

Sabine Pass Gas Supply Volumes



Tbtu/day
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Jan-17
Mar-17
May-17
Jul-17
Sep-17
Nov-17
Jan-18
Mar-18
Average daily quantity
Average daily fluctuation

Projected Top LNG Operating Companies in 2020[1]



mtpa
80
70
60
50
40
30
20
10
0
CHENIERE
Qatar Petroleum
Cheniere
Petronas
Sonatrach
Chevron
Woodside
Pertamina
Nigeria LNG
Yamal LNG
Freeport LNG
Atlantic LNG



Strive to Serve Customer's LNG Needs in the Most Effective Manner

Daily plant and pipe operating conditions can involve significant variability in supply requirements

Proven operating capability

Commercial success requires close and sophisticated daily management

Cheniere will be managing a high volume portfolio and is fostering responsible, reliable, safe and dynamic operating capabilities

Source: Cheniere Research, Wood Mackenzie
(1) Data represent nameplate capacity per Wood Mackenzie

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CHENIERE

LNG Supply v. Demand Forecast Supportive of Long-Term Growth 2015 to 2030 Production capacity 2015/2020 CAGR(%) = 4.8 500 100 LNG trade 80 forecast 60 2020 New supply mtpa 40 400 20 2015 0 Malaysia US Qatar Australia 300 mtpa 200 Supply: existing and under construction 100 0 2000 2005 2010 2015 2020 2025 2030 Source: Cheniere research estimates as of May 2018, Wood Mackenzie for historical figures 20

SPL Project CHENIERE OVERVIEW FINANCIAL UPDATE

First Quarter 2018 Results

Metric ($ in millions, excl. per share and LNG data)	1Q 2018	1Q 2017
Revenues	$2,242	$1,211
Operating Income	$747	$376
Net Income	$600	$172
Net Income Attributable to Common Stockholders	$357	$54
Net Income per Share[1]	$1.50	$0.23
Consolidated Adjusted EBITDA	$907	$483
SPL Project LNG Volumes Recognized in Income (TBtu)	273	140
Third-Party LNG Volumes Recognized in Income (TBtu)	11	4

- Strong 1Q 2018 financial results boosted by returns on cargoes sold by integrated marketing function
  - Increased volumes available through February 2018 due to early completion of Train 4 at the SPL Project, coupled with strong winter LNG spot pricing
  - Recognition of 43 TBtu in transit at end of prior quarter (12 cargoes)
- ~70% of volumes exported from Sabine Pass in 1Q 2018 lifted by foundation customers under long-term SPAs
- Operating income increase due to additional Trains in operation at SPL Project
  - Largest component of increase in net income attributable to common stockholders

Note: Consolidated Adjusted EBITDA is a non-GAAP measure. A reconciliation to Net income attributable to common stockholders, the most comparable U.S. GAAP measure, is included in the appendix.
(1) Reported as Net income per share attributable to common stockholders – diluted on our Consolidated Statement of Operations

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CHENIERE

2018 Guidance ($ billions, except per share amounts) FY 2018 Consolidated Adjusted EBITDA $2.3 - $2.5 Distributable Cash Flow $0.35 - $0.55 CQP Distribution per Unit $2.20 - $2.30 CQH Dividend per Share $2.25 - $2.35 Consolidated Adjusted EBITDA Guidance Bridge Distributable Cash Flow Guidance Bridge ($ in billions) ($ in billions) ($0.3) $2.5 ($0.2) <$0.1 $1.0 $0.3 ($0.4) $0.55 (<$0.1) $2.3 $1.8 $0.6 $0.35 2017 Foundation Marketing LNG O&M Expense SG&A and Other 2018 2017 Distributable CQH Dividends and Marketing LNG O&M, SG&A and 2018 Distributable Consolidated Customer Sales Margin Expense Consolidated Cash Flow CQP GP IDRs Sales Margin Other Expenses Cash Flow Adjusted LNG Sales Adjusted EBITDA Margin EBITDA Note: Consolidated Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. A definition of these non-GAAP measures and a reconciliation to Net income attributable to common stockholders, the most comparable U.S. GAAP measure, is included in the appendix. 23

New LNG Investment Considerations Evolving Fundamentals Facilitate Flexible Solutions . Strong cash flows from first trains and corporate debt capacity enable flexibility . High performance levels and focus on operational excellence enable optimization of excess capacity and flexible contract solutions through Cheniere Marketing . Train FID conditions precedent not necessary for new firm contracts . Marketing function can sell short, medium and long-term deals either FOB or DES Discretionary Capital Investment Parameters . Target unlevered payback in 10 years on a fixed-fee contracted basis . Achieve high single-digit project returns calculated on contracted volumes and conservative margins on portfolio volumes . Achieve low double-digit project returns calculated on contracted volumes and run-rate margins on portfolio volumes . Contract sufficient fixed fee cash flow to facilitate a project finance transaction with at least 50% leverage . Target no more than ~20% and no less than ~5% of portfolio LNG capacity uncontracted 24

Cheniere Investment Thesis . Full-service LNG offering, including gas procurement, transportation, liquefaction, and shipping enables flexible solutions tailored to customer needs . Positioned as premier LNG provider, with a proven track record and low-cost advantage through capacity expansion at existing sites . Liquefaction platform offers excellent visibility for long-term cash flows • Long-term “take-or-pay” style commercial agreements with creditworthy counterparties for approximately 85% to 95% of the expected aggregate adjusted production capacity under construction or completed • Competitive cost of production, with approximately 100 years of natural gas reserves in U.S.(1) and 800 Tcf of North American natural gas producible below $3.00/MMBtu . Opportunities for future cash flow growth at attractive returns • Uncontracted incremental production available to our integrated marketing function • Construction of additional LNG trains • Corpus Christi T3 commercialized, fully permitted, and in process of financing – FID expected imminently • Sabine Pass T6 fully permitted and being commercialized • Significant expansion opportunities at both sites leveraging infrastructure and expertise . Supply/demand fundamentals support continued LNG demand growth worldwide • Approximately 25% increase in global natural gas demand forecast by 2030 • Global LNG trade grew 9.9% in 2017 to 289.8 mtpa with 40 countries and regions importing LNG in 2017 (1 new importing country and 5 new LNG regasification terminals) • Estimated LNG demand growth of more than 200 mtpa to 491 mtpa in 2030 . Investments in additional infrastructure along the LNG value chain Source: Cheniere Research, EIA, Cheniere interpretation of Wood Mackenzie data (Q1 2018), IHS, GIIGNL (1) Based on EIA’s estimate for 2016 total annual natural gas demand 25

CHENIERE OVERVIEW APPENDIX

Cheniere Debt Summary

CEI Cash Balance: ~$0.7B(1)

Cheniere Energy, Inc. (CEI) (NYSE American: LNG)

CEI Revolver
$0.75B senior secured revolving credit facility due 2021
Convertible Debt
$1.0B PIK Convertible Notes due 2021 (4.875%)
$0.6B Convertible Notes due 2045 (4.250%)

Cheniere Energy Partners LP Holdings, LLC (NYSE American: CQH)

CQP GP (& IDRs)

Cheniere Marketing, LLC (CMI)

Cheniere CCH Holdco II, LLC

Trains 1 - 2 Equity
$1.0B Senior Secured Convertible Notes due 2025

Cheniere Energy Partners, L.P. (NYSE American: CQP)

Sr Secured Credit Facilities
$1.3B Credit Facilities due 2020

CQP Debt
$1.5B Notes due 2025 (5.250%)

Cheniere CCH Holdco I, LLC

Trains 1 - 2 Debt
$4.6B Credit Facility due 2022(2)
$1.3B Notes due 2024 (7.000%)
$1.5B Notes due 2025 (5.875%)
$1.5B Notes due 2027 (5.125%)
$0.35B Working Capital Facility due 2021

Sabine Pass LNG, L.P. (SPLNG)

Cheniere Creole Trail Pipeline, L.P. (CTPL)

Sabine Pass Liquefaction, LLC (SPL)

Cheniere Corpus Christi Holdings, LLC (CCH)

Trains 1 - 5 Debt
$2.0B Notes due 2021 (5.625%)
$1.0B Notes due 2022 (6.250%)
$1.5B Notes due 2023 (5.625%)
$2.0B Notes due 2024 (5.750%)
$2.0B Notes due 2025 (5.625%)
$1.5B Notes due 2026 (5.875%)
$1.5B Notes due 2027 (5.000%)
$1.35B Notes due 2028 (4.200%)
$0.8B Notes due 2037 (5.000%)
$1.2B Working Capital Facility due 2020

Corpus Christi Liquefaction, LLC (CCL)

Cheniere Corpus Christi Pipeline, L.P. / GP, LLC (CCPL)

Publicly Traded Entity
Operating Entity
Non-Operating Entity

Note: This organizational chart is provided for illustrative purposes only, is not and does not purport to be a complete organizational chart of Cheniere.
(1) Unrestricted cash balance as of March 31, 2018.
(2) Credit Facility due on the earlier of two years after the Project Completion Date as defined in the CCH Common Terms Agreement or 2022.

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CHENIERE

LNG Production Capacity Adjusted nominal capacity is expected Nominal Adjusted Capacity to range between 4.3 and 4.6 mtpa in Capacity run-rate years . Preliminary overdesign assessment in progress; requires Debottleneck Maintenance more warm weather data Adjustments Overdesign . Low end is driven by years with Reliability Process major planned maintenance Adjustments Conditions . Planned Debottlenecking opportunities Maintenance have been identified from Sabine 4.6 Pass operating trains 4.5 Unplanned mtpa mtpa Maintenance 4.3 mtpa Note: Adjusted nominal capacity is an annualized range based on 20 years of operation and factoring in production, maintenance cycles, and unforeseen outages. 28

Reconciliation to Non-GAAP Measures

Regulation G Reconciliations

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains non-GAAP financial measures. Consolidated Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow per Share are non-GAAP financial measures that we use to facilitate comparisons of operating performance across periods. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Consolidated Adjusted EBITDA represents net loss attributable to Cheniere before net income (loss) attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management's evaluation of business performance. We believe Consolidated Adjusted EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items, and items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Consolidated Adjusted EBITDA is calculated by taking net loss attributable to common stockholders before net income (loss) attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, changes in the fair value of our commodity and foreign currency exchange ("FX") derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management's own evaluation of performance.

Contracted EBITDA represents the EBITDA generated from production sold to contracted SPA foundation customers, CMI deals in the book and the related lifting margin and is calculated by net income (loss) before net income (loss) attributable to the non-controlling interest (for CEI), interest, taxes, depreciation and amortization. We believe Contracted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating how lenders and the rating agencies calculate debt metrics. Contracted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

Distributable Cash Flow is defined as cash received, or expected to be received, from its ownership and interests in CQP, CQH and Cheniere Corpus Christi Holdings, LLC, cash received (used) by its integrated marketing function (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Cheniere and not the underlying entities. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business's ability to generate cash earnings to supplement the comparable GAAP measure.

Distributable Cash Flow per Share is calculated by dividing Distributable Cash Flow by the weighted average number of common shares outstanding.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business's ability to generate cash earnings to supplement the comparable GAAP measure.

Distributable Cash Flow is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

Consolidated Adjusted EBITDA

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the three months ended March 31, 2018 and 2017 (in millions):

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net income attributable to common stockholders	$ 357	$ 54
Net income attributable to non-controlling interest	243	118
Income tax provision	15	—
Interest expense, net of capitalized interest	216	165
Loss on early extinguishment of debt	—	42
Derivative gain, net	(77)	(1)
Other income	(7)	(2)
Income from operations	$ 747	$ 376
Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:		
Depreciation and amortization expense	109	70
Loss from changes in fair value of commodity and FX derivatives, net	37	33
Total non-cash compensation expense	14	4
Consolidated Adjusted EBITDA	$ 907	$ 483

Consolidated Adjusted EBITDA and Distributable Cash Flow

The following table reconciles our actual Consolidated Adjusted EBITDA and Distributable Cash Flow to Net income attributable to common stockholders for first quarter 2018 and forecast amounts for 2018 (in billions):

	2016	2017	Revised 2018
Net income (loss) attributable to common stockholders	$ (0.6)	$ (0.4)	$ 0.2 - 0.4
Net income (loss) attributable to non-controlling interest	(0.1)	1.0	0.7 - 0.7
Income tax provision (benefit)	0.0	0.0	0.0
Interest expense, net of capitalized interest	0.5	0.7	0.9
Loss on early extinguishment of debt	0.1	0.1	0.0
Derivative loss (gain), net	0.0	(0.0)	0.0
Other expense (income)	0.0	(0.0)	(0.0)
Income (loss) from operations	$ (0.0)	$ 1.4	$ 1.8 - $ 2.0
Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:			
Depreciation and amortization expense	0.2	0.4	0.5
Loss (gain) from changes in fair value of commodity and FX derivatives, net	(0.0)	0.0	0.0
Total non-cash compensation expense	0.0	0.0	0.0
Impairment expense and loss on disposal of assets	0.0	0.0	0.0
Consolidated Adjusted EBITDA	$ 0.2	$ 1.8	$ 2.3 - $ 2.5
Distributions and dividends to CQP / CQH non-controlling interest		0.3	(0.60)
SPL and CQP cash retained and interest expense		(0.8)	(1.30)
Cheniere interest expense and income tax		0.0	(0.05)
Cheniere Distributable Cash Flow		$ 0.6	$ 0.35 - $ 0.55

Note: Totals may not sum due to rounding. CQH non-controlling interest reflects an approximate 91.9% ownership by Cheniere.

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CHENIERE

CHENIERE ENERGY, INC. INVESTOR RELATIONS CONTACTS Randy Bhatia Vice President, Investor Relations – (713) 375-5479, randy.bhatia@cheniere.com Megan Light Manager, Investor Relations – (713) 375-5492, megan.light@cheniere.com